                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 25, 2002
                                                          --------------



                          The Williams Companies, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                   1-4174                73-0569878
         ---------------            ------------         -------------------
         (State or other             (Commission          (I.R.S. Employer
         jurisdiction of            File Number)         Identification No.)
         incorporation)



         One Williams Center, Tulsa, Oklahoma                     74172
       ----------------------------------------                 ----------
       (Address of principal executive offices)                 (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000
                                                            ------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



                                        1
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Item 5. Other Events.

         The Williams Companies, Inc. (NYSE:WMB) reported on April 25, 2002, unaudited recurring first-quarter 2002 earnings of 51 cents per share versus a restated 77 cents per share during the same period last year. The company on March 8, 2002 said it expected a range of from 40 to 45 cents per share.

         Williams reported first-quarter 2002 net income of $107.7 million, compared with $199.2 million for the same period a year ago. Income from continuing operations includes a $232 million pre-tax charge to reduce the carrying value of certain receivables from Williams Communications Group, Inc. (WCGRQ). The first-quarter 2002 loss from discontinued operations of $15.5 million represents the after-tax results of operations from and the loss on the sale of the Kern River pipeline, which was sold on March 27. The first-quarter of 2001 loss from discontinued operations includes both Kern River and WCGRQ.

         Earnings on a diluted basis for the first quarter of 2002 were 7 cents per share, which includes the effect of a 13 cent-per-share, non-cash reduction from the accounting for a beneficial conversion feature included in a preferred stock offering that was completed during the first quarter. This compares with 41 cents per share for the first quarter of 2001. A reconciliation of income from continuing operations to recurring earnings, an unaudited consolidated statement of income and related notes for the first quarter of 2002 are included within Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

         Williams files the following exhibit as part of this report:

         Exhibit 99.1 Copy of Williams' press release dated April 25, 2002, publicly announcing the matters reported herein.

         Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       THE WILLIAMS COMPANIES, INC.


Date: April 26, 2002                   /s/ William G. von Glahn
                                       -----------------------------------------
                                       Name: William G. von Glahn
                                       Title: Senior Vice President and General
                                              Counsel



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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
99.1              Copy of Williams' press release dated April 25, 2002, publicly announcing the matters reported herein.